ASSET ALLOCATION

Name of the Underwriters

J.P. Morgan Securities, Salomon Smith Barney,
Morgan Stanley Dean Witter, Goldman, Sachs & Co.


Name of Issuer

TRW, Inc.

Title of Security

TRW 6.625% 6/1/04

Date of Prospectus

5/26/99

Amount of Total Offering

$700 million

Unit Price

99.352

Underwriting Discount

0.35%

Rating

Baa1/BBB

Maturity Date

6/1/04

Current Yield

6.67%

Yield to Maturity

6.78%

Subordination Features

N/A


Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

None

Total Par Value of Bonds Purchased

1 million

Dollar Amount of Purchases

$993,520

Number of Shares Purchased

1 million

Years of Continuous Operation

Greater than three years

% of offering Purchased by Fund

0.14%

% of offering Purchased by
Associated Funds

0.31%

% of Funds Total Assets Applied to Purchase

0.%


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Morgan Stanley Dean Witter.


Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a)The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

Yes

b)The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

Yes

c)The underwriting was a firm commitment underwriting?

Yes


COMPARABLE SECURITIES

Name of Underwriters

Chase Manhattan International Ltd.
Goldman Sachs International Ltd.,
Bank of New York Capital Markets

Name of Issuer

Delphi Auto Systems Corp.

Title of Security

DPH 6.125% 5/1/04

Date of Prospectus

4/28/99

Amount of Total Offering

$500 million

Unit Price

99.873

Underwriting Discount

0.35%

Rating

Baa2/BBB

Maturity Date

5/1/04

Current Yield

6.13%

Yield to Maturity

6.155%

Subordination Features

N/A



Name of Underwriters

Merrill Lynch & Co. J.P. Morgan Securities
Banc of America Securities LLC

Name of Issuer

DANA Corp.


Title of Security

DCN 6.25% 3/1/04

Date of Prospectus

2/26/99

Amount of Total Offering

$250 million

Unit Price

99.903

Underwriting Discount

0.60%

Rating

Baa1/A-

Maturity Date

3/1/04

Current Yield

6.26%

Yield to Maturity

6.27%


Subordination Features

N/A


Name of Underwriters

Salomon Smith Barney Warburg Dillon Read ABN AMRO
Credit Suisse First Boston


Name of Issuer

Sprint Capital Corp.

Title of Security

FON 5.875% 5/1/04

Date of Prospectus

4/29/99

Amount of Total Offering

$1 billion

Unit Price

99.5036

Underwriting Discount

0.40%

Rating

Baa1/BBB+

Maturity Date

5/1/04

Current Yield

5.90%

Yield to Maturity

5.905%

Subordination Features

N/A